                                                              EXHIBIT 10.40.2

                                                              EXECUTION COPY

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                                RS FUNDING INC.,
                                   as Company,

                              US FOODSERVICE INC.,
                                  as Servicer,

                        RYKOFF SEXTON, INC. AND ITS OTHER
                           SUBSIDIARIES NAMED HEREIN,
                                as Sub-Servicers

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee


                               ------------------

                               SERVICING AGREEMENT

                          Dated as of November 15, 1996

                               ------------------




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

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS . . . . . . . . . . . . . . .   1

     1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2.  Other Definitional Provisions . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE II

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES. . . . . . . . . . . . . . .   2

     2.1.  Appointment of Servicer and Sub-Servicers . . . . . . . . . . . .   2
     2.2.  Servicing Procedures. . . . . . . . . . . . . . . . . . . . . . .   3
     2.3.  Collections . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.4.  Reconciliation of Deposits. . . . . . . . . . . . . . . . . . . .   7
     2.5.  Servicing Compensation. . . . . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                       THE SERVICER AND THE SUB-SERVICERS. . . . . . . . . .   9

     3.1.  Corporate Existence; Compliance with Law. . . . . . . . . . . . .   9
     3.2.  Corporate Power; Authorization. . . . . . . . . . . . . . . . . .   9
     3.3.  Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.4.  No Legal Bar. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.5.  No Material Litigation. . . . . . . . . . . . . . . . . . . . . .  10
     3.6.  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.7.  Servicing Ability . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.8.  Location of Records . . . . . . . . . . . . . . . . . . . . . . .  11

                                   ARTICLE IV

                            COVENANTS OF THE SERVICER. . . . . . . . . . . .  11

     4.1.  Delivery of Daily Reports . . . . . . . . . . . . . . . . . . . .  11
     4.2.  Delivery of Monthly Settlement Statement. . . . . . . . . . . . .  11
     4.3.  Delivery of Quarterly Servicer's Certificate. . . . . . . . . . .  12
     4.4.  Delivery of Independent Public Accountants'

                                                                            PAGE
                                                                            ----

               Servicing Reports . . . . . . . . . . . . . . . . . . . . . .  12
     4.5.  No Guarantee or Assumption of Company's Liabilities.. . . . . . .  12
     4.6.  Extension, Amendment and Adjustment of Receivables;
               Amendment of and Compliance with Policies . . . . . . . . . .  13
     4.7.  Protection of Investor Certificateholders' Rights . . . . . . . .  13
     4.8.  Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.9.  Location of Records . . . . . . . . . . . . . . . . . . . . . . .  14
     4.10. Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . .  14
     4.11. Lockbox Agreement; Lockbox Accounts . . . . . . . . . . . . . . .  14
     4.12. Delivery of Financial Statements. . . . . . . . . . . . . . . . .  15
     4.13. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE V

                     OTHER MATTERS RELATING TO THE SERVICER
                              AND THE SUB-SERVICERS  . . . . . . . . . . . .  16

     5.1.  Merger, Consolidation, etc. . . . . . . . . . . . . . . . . . . .  16
     5.2.  Indemnification of the Trust and the Trustee. . . . . . . . . . .  16
     5.3.  Servicer Not to Resign. . . . . . . . . . . . . . . . . . . . . .  17
     5.4.  Access to Certain Documentation and Information Regarding
               the Receivables . . . . . . . . . . . . . . . . . . . . . . .  18

                                   ARTICLE VI

                                SERVICER DEFAULTS. . . . . . . . . . . . . .  18

     6.1.  Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . .  18
     6.2.  Trustee to Act; Appointment of Successor. . . . . . . . . . . . .  21
     6.3.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . .  23

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS . . . . . . . . . . . .  23

     7.1.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     7.2.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     7.3.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     7.4.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     7.5.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     7.6.  Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . .  24
     7.7.  Merger and Integration. . . . . . . . . . . . . . . . . . . . . .  24
     7.8.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     7.9.  No Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

     7.10. No Bankruptcy Petition. . . . . . . . . . . . . . . . . . . . . .  24
     7.11. Consequential Damages . . . . . . . . . . . . . . . . . . . . . .  24


     EXHIBITS

     Exhibit A Form of Quarterly Servicer's Certificate
     Exhibit B Form of Agreed Upon Procedures

     (312) 269-4076


                5-4076

          SERVICING AGREEMENT, dated as of November 15, 1996, among RS Funding Inc., a Nevada corporation (the "COMPANY"); US Foodservice Inc., a Delaware corporation ("US FOODSERVICE"), as servicer (in such capacity, the "SERVICER"); Rykoff-Sexton, Inc., a Delaware corporation, and each of its other subsidiaries from time to time parties hereto (each, a "SUB-SERVICER") and The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity, but solely as trustee (in such capacity, the "TRUSTEE").


                              W I T N E S S E T H :


          WHEREAS, the Company and the Sellers (as defined in the Pooling Agreement referred to below) have entered into a Receivables Sale Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "RECEIVABLES SALE AGREEMENT");

          WHEREAS, pursuant to the Receivables Sale Agreement, the Sellers sell to the Company, and the Company purchases from the Sellers, all of the Sellers' right, title and interest in, to and under the Receivables (as defined in the Pooling Agreement referred to below) now existing or hereafter created and in the rights of the Seller in, to and under all Related Property related thereto;

          WHEREAS, the Company in turn has transferred the Receivables now existing or hereafter created and the rights of the Company in, to and under all Related Property related thereto to a master trust pursuant to a Pooling Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "POOLING AGREEMENT"), among the Company, the Servicer and the Trustee; and

          WHEREAS, the parties hereto wish to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1. DEFINITIONS. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section
1.1 of the Pooling Agreement and each Supplement thereto, including, without limitation, the Series 1996-1 Supplement, dated as of the date hereof, among the Company, the Servicer and the Trustee.


                              SERVICING AGREEMENT

          1.2. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined herein or in the Pooling Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 of the Pooling Agreement, and accounting terms partly defined in Section 1.1 of the Pooling Agreement to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references contained in this agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) The definitions contained in Section 1.1 of the Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

          (e) Where reference is made in this Agreement or the Pooling Agreement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount (as such term is defined in Section 1.1 of the Pooling Agreement) of such Receivables.

          (f) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.

          (g) All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended, supplemented or otherwise modified from time to time unless there are any restrictions herein on the amendment, supplementation or modification of such agreement or instrument.


                                   ARTICLE II

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

          2.1. APPOINTMENT OF SERVICER AND SUB-SERVICERS. US Foodservice hereby agrees to act as the Servicer under the Pooling and Servicing Agreements, the Company and the Trustee hereby consent to US Foodservice's acting as the Servicer, and the Investor Certificateholders by their acceptance of the Certificates consent to US Foodservice's acting as the Servicer. In addition, US Foodservice hereby agrees to act as, the Company and the Trustee hereby consent to US Foodservice's being appointed to act as, and the Investor Certificateholders by their acceptance of the Certificates consent to US Foodservice's being appointed to act as, such parties' agent to coordinate the servicing of the Receivables by the Sub-Servicers. In such agency capacities, the Servicer will have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables and will have the authority to make any management decisions relating to the Receivables to the extent such authority is granted to the Servicer under any Pooling and Servicing Agreement. The Company, the Trustee and the Investor Certificateholders shall treat US Foodservice as the Servicer and may conclusively rely on the instructions, notices and reports of US Foodservice as Servicer for so long as US
Foodservice is the Servicer. In addition, (x) each Sub-Servicer agrees to act as a Sub-Servicer under each Pooling and Servicing Agreement, (y) the Company and the Trustee hereby consent to such Sub-Servicer's acting as a Sub-Servicer and being appointed their agent to service and administer the Receivables originated by it, and (z) the Investor Certificateholders by their acceptance of the Certificates consent to such Sub-Servicer's acting as a Sub-Servicer and being appointed their agent to service and administer the Receivables originated by it. Each Sub-Servicer will be responsible, as directed by the Servicer, for the servicing and administration of the Receivables originated by such Sub-Servicer.

          RS has executed and delivered the Servicer Guarantee which, among other things, guarantees the obligations and responsibilities of US Foodservice as Servicer hereunder and under the other Transaction Documents. At any time upon at least 10 days' prior written notice to the Trustee, each Rating Agency, each Agent, the Company, and each Sub-Servicer, US Foodservice may assign and RS may accept and assume all rights, titles, interests, responsibilities and obligations of US Foodservice as Servicer hereunder and under the other Transaction Documents. Upon the effectiveness of such assignment, acceptance and assumption (which shall not require compliance with any other provisions hereunder), RS shall be the Servicer hereunder and under the other Transaction Documents and US Foodservice, without any further action, shall automatically be released from its obligations and responsibilities as Servicer hereunder and under the other Transaction Documents. The Trustee hereby consents and the Investor Certificateholders by their acceptance of the Certificates consent to RS acting as Servicer upon such assignment, acceptance and assumption.

          2.2. SERVICING PROCEDURES. (a) The Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and the charging off of any Receivables as uncollectible, all in accordance with the Policies and all the terms and provisions of the Pooling and Servicing Agreements. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, but at all times subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.1, the Servicer or its designee is hereby authorized and empowered (i) to give direction to the Trustee with respect to withdrawals from, and payments to, the Collection Account and/or the Collection Concentration Account in accordance with the Daily Report and as otherwise specified in the Pooling and Servicing Agreements, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Investor Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables and (iii) to make any filings, refilings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws.

          (b) Each Servicing Party will, at its cost and expense and as agent for the Company, the Trust and the Investor Certificateholders, use its best efforts to collect, consistent with its past practices, as and when the same becomes due, the amount owing on each Receivable with respect to which it is the Servicing Party. No Servicing Party will make any material changes that deviate from the Policies in its administrative, servicing and collection systems except (i) as expressly permitted by the terms of any Pooling and Servicing Agreement and (ii) after giving written notice to the Trustee and the Rating Agencies of any such change. In the event of default under any Receivable, the responsible Servicing Party shall have the power and authority, on behalf of the Company and the Trust for the benefit of the Investor Certificateholders, to take such action in respect of such Receivable as such Servicing Party may deem advisable. In the enforcement or collection of any Receivable, the relevant Servicing Party shall be entitled to sue thereon (i) in its own name or (ii) if, but only if, the Company consents in writing (which consent shall not be unreasonably withheld), as agent for the Company. In no event shall any Servicing Party be entitled to take any action which would make the Company, the Trustee or the Investor Certificateholders a party to any litigation without the express prior written consent of such Person.

          (c)  Without limiting the generality of the foregoing and subject to
Section 6.2, each Servicing Party is hereby authorized and empowered to delegate any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to a Person who agrees to conduct such duties in accordance with the Policies. Such Servicing Party shall notify the Company, the Trustee and any Rating Agency of the appointment of a designee as provided for herein; PROVIDED, HOWEVER, that, in the event that such delegation would reasonably be expected to adversely affect the ability of such Servicing Party or the Servicer to perform its obligations in the manner contemplated by any Pooling and Servicing Agreement, or otherwise to have a material adverse effect upon the Receivables taken as a whole, such Servicing Party shall give prior written notice to the Company, the Trustee, each Agent and the Rating Agencies of any such delegation, and prior to such delegation's being effective, such Servicing Party and the Servicer shall have received notice that the Rating Agency Condition shall be satisfied after giving effect to such delegation and shall have obtained the consent of the Company and each Agent to such delegation. No delegation of duties by a Servicing Party permitted hereunder will relieve such Servicing Party or the Servicer of its liability and responsibility with respect to such duties.

          (d) Except as provided in any Pooling and Servicing Agreement, neither any Servicing Party nor any Successor Servicer shall be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables transferred to the Company and, subsequently, to the Trust, which are separate from the procedures, offices, employees and accounts used by such Servicing Party or such Successor Servicer, as the case may be, in connection with servicing other receivables.

          (e) Each Servicing Party shall maintain reasonable and customary fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Receivables, including, without limitation, depositor's forgery.

          (f) Each Servicing Party shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the contracts, if any, relating to the Receivables and the Policies, except insofar as any failure to so comply or perform would not have a Material Adverse Effect with respect to the Servicer.

          (g) No Servicing Party shall take any action to cause any Receivable to be evidenced by any "instrument" (other than an instrument which constitutes or together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in any state in which the Company's or the applicable Seller's chief executive office or books and records relating to such Receivable are located)) or any title in bearer form except in connection with its enforcement or collection of a Defaulted Receivable, in which event such Servicing Party shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than 5 days after the execution thereof. Each Servicing Party shall hold any chattel paper evidencing a Receivable as custodian for the Trustee.

          2.3. COLLECTIONS. (a) As of the Initial Closing Date, the Sub-Servicers, or the Servicer on their behalf, shall have instructed all Obligors to make all payments in respect of the Receivables to a Lockbox, a Lockbox Account, the Collection Concentration Account or the Collection Account (except to the extent that any Servicing Party, as of such date, in the normal course of its business and consistent with past practices has permitted such Obligors to remit payments to a Collector), and such instructions thereafter shall continue to be in full force and effect. Each Servicing Party is hereby authorized to collect payments in accordance with the foregoing sentence. Each Servicing Party, as applicable, also shall have established separate collection systems that ensure that payments in respect of Excluded Receivables shall at all times remain separate from payments in respect of the Receivables. Any payments collected by a Collector shall be deposited (i) in the case of payments collected by a Daily Collector, into a Lockbox Account within one Business Day following receipt thereof and (ii) in the case of payments collected by a Remote Collector, into an Eligible Segregated Account of the related Seller within two Business Days following receipt thereof; PROVIDED that if the aggregate amount of Collections made by Remote Collectors during any Settlement Period exceeds an amount equal to 25% of the aggregate amount of all Collections made during such Settlement Period, then the Servicer shall take all actions reasonably necessary to reduce the aggregate amount of Collections made by Remote Collectors during each subsequent Settlement Period below an amount equal to 25% of the aggregate amount of all Collections made during such subsequent Settlement Period. The amounts on deposit in each Eligible Segregated Account shall be transferred, in accordance with the instructions set forth in the applicable Eligible Segregated Account Bank

Acknowledgement delivered pursuant to subsection 2.3(b)(ii), to the Collection Concentration Account or to the designated Lockbox Account, as the case may be, (x) on any Business Day on which the amount on deposit in such Eligible Segregated Account exceeds $25,000 and (y) in any event, no less frequently than once each week on the same Business Day (as to each Eligible Segregated Account Bank) of each calendar week (unless, in the case of this clause (y), as of such day there has been a transfer pursuant to clause (x) within the past six Business Days). All Collections received in a Lockbox shall, within one Business Day of receipt thereof, be deposited in a Lockbox Account. All immediately available funds deposited in a Lockbox Account shall be transferred by the relevant Lockbox Processor within one Business Day of receipt thereof to the Collection Concentration Account. Except as permitted in the first sentence of this subsection 2.3(a), in the event that any payments in respect of the Receivables are made directly to any Servicing Party (including, without limitation, any employees thereof or independent contractors employed thereby), such Servicing Party shall, within one Business Day of receipt thereof, forward such amounts to a Lockbox, a Lockbox Account or the Collection Concentration Account (including by depositing instruments evidencing any such amounts into any such account) and, prior to forwarding such amounts, such Servicing Party shall hold such payments in trust as custodian for the Trustee. Each of the Company and each Servicing Party represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, the Pooling and Servicing Agreements.

          (b) (i) Each Lockbox Agreement shall provide that the Lockbox Processor thereunder is irrevocably directed, and such Lockbox Processor irrevocably agrees, to (i) deposit funds received in the Lockbox directly into the Lockbox Account and (ii) transfer immediately available funds on deposit in the Lockbox Account within one Business Day of receipt thereof to the Trustee for deposit in the Collection Account. Each Lockbox Agreement shall be substantially in the form of either Exhibit A-1 or Exhibit A-2 to the Pooling Agreement or in such form as the Lockbox Processor party thereto employs in the ordinary course of its business for transactions of a type similar to the one contemplated by this Agreement. A new Lockbox Account may be designated by the Company and the Servicer; PROVIDED that the Lockbox Processor chosen to maintain such new Lockbox Account shall have entered into a Lockbox Agreement with the Company, the Servicer and the Trustee. The Company or the Servicer shall notify each Rating Agency of the designation of a new Lockbox Account. Prior to any resignation of the Lockbox Processor or termination of the Lockbox Processor by the Company or the Trustee, the Servicer hereby agrees to obtain a replacement Lockbox Processor, the unsecured and uncollateralized obligations of which (or of its holding company parent) are rated in one of the three highest long-term or short-term rating categories by each Rating Agency rating such replacement Lockbox Processor, to serve under a Lockbox Agreement which is reasonably acceptable to the Trustee.

          (ii) As of the Initial Closing Date, there shall have been established by the applicable Sub-Servicers and the Company one or more segregated bank accounts (each, an "ELIGIBLE SEGREGATED ACCOUNT") in the name of the Company, in respect of which each of the following shall apply:
     (A) the Company shall have given the Eligible Segregated Account Bank maintaining each such Eligible Segregated Account, with a copy to the Trustee, standing irrevocable instructions governing the transfer of available funds on deposit in such Eligible Segregated Account, which instructions, at the option of the Company, either shall direct transfer to the Collection Concentration Account or shall direct transfer to a designated Lockbox Account, in each case (x) on any Business Day on which the amount on deposit in such Eligible Segregated Account exceeds $25,000 and (y) in any event, no less frequently than once each week on the same Business
     Day (as to each Eligible Segregated Account Bank) of each calendar week (unless, in the case of this clause (y), as of such day there has been a transfer pursuant to clause (x) within the past six Business Days); and
     (B) each such Eligible Segregated Account Bank shall have executed an acknowledgement substantially in the form of Exhibit D to the Pooling Agreement (each an "ELIGIBLE SEGREGATED ACCOUNT BANK ACKNOWLEDGEMENT"), prepared by the Servicer or the relevant Sub-Servicer, as the case may be, and delivered to the Trustee, acknowledging the establishment of such Eligible Segregated Account and its receipt of irrevocable standing instructions as set forth above, subject solely to modification upon written instructions of the Trustee.

          (c) The Trustee shall administer amounts on deposit in the Collection Concentration Account and the Collection Account, and the Servicer, on behalf of the Trust, shall administer amounts on deposit in the Lockbox Accounts, in each case in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company and each Servicing Party acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in the Collection Account, the Collection Concentration Account or any Lockbox Account and (ii) all amounts deposited in the Collection Account, the Collection Concentration Account or any Lockbox Account shall be under the sole dominion and control of the Trustee (subject to the Servicer's right to direct the application of such amounts as provided by the terms of any Pooling and Servicing Agreement).

          (d) As soon as practicable but in any event not later than the Business Day following the date that the Servicer determines, identifies and certifies in writing to the Trustee that any of the collected funds received in any of the Lockboxes, the Lockbox Accounts, the Collection Concentration Account or the Collection Account do not constitute Collections on account of the Receivables, such monies which do not constitute such Collections shall be remitted to the applicable Seller to the extent such determination and identification is reasonably satisfactory to the Trustee.

          (e) All collections received or deposited in the Collection Account as "Collections" shall be deemed, for purposes of the Transaction Documents, to have been received or deposited as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "BUSINESS DAY RECEIVED" shall mean (i) if funds are deposited in the Collection Account by 3:00 p.m., New York City time, such day of deposit and (ii) if funds are deposited in the Collection Account after 3:00 p.m., New York City time, the Business Day next following such day of deposit.

          (f) Unless otherwise required by law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the oldest Receivables of such Obligor.

          2.4. RECONCILIATION OF DEPOSITS. If in respect of a Collection of a Receivable any Servicing Party deposits into the Collection Account (a) a check received in respect of such Collection which check is not honored for any reason or (b) an amount that is less than or more than the actual amount of such Collection, such Servicing Party or the Servicer shall, in lieu of making a reconciling withdrawal or deposit, as the case may be, adjust the amount subsequently deposited into such Collection Account to reflect such dishonored check or mistake and notify the Trustee in writing of such adjustment. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid; PROVIDED that no adjustments made pursuant to this
Section 2.4 will change any amount previously reported pursuant to Section 4.2.

          2.5. SERVICING COMPENSATION. (a) As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in subsection 2.5(b), the Servicer shall be entitled to receive on each Distribution Date for the preceding Settlement Period prior to the termination of the Trust pursuant to Section 9.1 of the Pooling Agreement a servicing fee (the "SERVICING FEE"). The Servicing Fee shall be an amount equal to (i) the product of (A) the Servicing Fee Percentage and (B) the daily average aggregate Principal Amount of the Receivables in the Trust for the Settlement Period immediately preceding such Settlement Period (or, if such later Settlement Period is the initial Settlement Period, the aggregate Principal Amount of the Receivables at November 15, 1996) and (C) the number of days in such Settlement Period, DIVIDED BY (ii) 360. Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to each Outstanding Series for any Settlement Period shall be an amount equal to the product of (i) the Servicing Fee for such Settlement Period and (ii) a fraction (expressed as a percentage) (A) the numerator of which is the daily average Invested Amount for such Settlement Period with respect to such Series and (B) the denominator of which is the daily average Aggregate Invested Amount for such Settlement Period (with respect to any such Series, the "MONTHLY SERVICING FEE"); PROVIDED, HOWEVER, that if on any day US Foodservice or any Affiliate thereof is acting as the Servicer and an Early Amortization Event has occurred and is continuing with respect to any Outstanding Series, payment of the Monthly Servicing Fee with respect to such Series shall be deferred until all amounts due under the Investor Certificates of such Series have been paid in full. The Servicing Fee shall be payable to the Servicer solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement.

          (b) The Company hereby directs the Servicer, and the Servicer hereby agrees, to pay amounts due to the Trustee pursuant to Section 8.5 of the Pooling Agreement and the reasonable fees and disbursements of independent accountants and counsel, including the Trustee's reasonable out-of-pocket expenses relating to the Trustee's inspections, if any, of the Servicer's servicing facility in connection with the Trustee's role as potential Successor Servicer, which inspections shall occur not more frequently than once per calendar year, and all other fees and expenses of the Trust (including counsel fees, if any) not expressly stated herein to be for the account of the Investor Certificateholders; PROVIDED, HOWEVER, that in no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Investor Certificateholders except in accordance with Section 5.2 and as otherwise expressly provided herein. Notwithstanding anything to the contrary herein or in any other Pooling and Servicing Agreement, in the event that the Servicer fails to pay any amount due to the Trustee pursuant to Section
8.5 of the Pooling Agreement, or following the commencement and continuance of an Early Amortization Period, the Trustee shall be entitled, in addition to any other rights it may have under law and under the Pooling Agreement, to receive directly such amounts owing to it under the Pooling and Servicing Agreements from, and in the same order of priority as, the Servicing Fee before payment to the Servicer of any portion thereof; PROVIDED, that in the event the Servicer shall have elected to waive its rights to payment of the Servicing Fee or the Servicing Fee is deferred pursuant to subsection 2.5(a), the Trustee shall nonetheless be entitled to receive such amounts from payments which would ordinarily be applied to the payment of the Servicing
Fee, in the same order of priority as though such Servicing Fee were payable. The Servicer shall be required to pay expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. Nothing contained herein shall be construed to limit the obligation of the Servicer or the Company to pay any amounts due the Trustee pursuant to
Section 8.5 of the Pooling Agreement or pursuant to the terms of any applicable Supplement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        THE SERVICER AND THE SUB-SERVICERS

          As of (a) the Initial Closing Date and (b) each Issuance Date, each Servicing Party hereby makes the following representations and warranties to each of the other parties hereto:

          3.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Such Servicing Party
(i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority, and all legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct its business as now conducted, (iii) is duly qualified as a foreign corporation to do business and in good standing (or is exempt from such requirements) under the laws of each jurisdiction in which the servicing of Receivables as required by this Agreement requires such qualification and (iv) is in compliance with all Requirements of Law, except, in the case of clauses (ii), (iii) and (iv), to the extent that a failure to have such power, authority or right, to qualify and be in good standing or to comply, as the case may be, would not be reasonably likely to have a Material Adverse Effect with respect to such Servicing Party or the Servicer.

          3.2. CORPORATE POWER; AUTHORIZATION. Such Servicing Party has the corporate power and authority, and the legal right, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against such Servicing Party other than (i) those consents which have duly been obtained or made and are in full force and effect on the

Initial Closing Date or the relevant Issuance Date, as the case may be, (ii) any filings of UCC-1 financing statements necessary to perfect the Company's or the Trust's interest in the Receivables and the Related Property, (iii) those that may be required under state securities or "blue sky" laws in connection with the offering or sale of Certificates and (iv) any such consent, authorization, filing, notice or other act, the absence of which would not be reasonably likely to have a Material Adverse Effect with respect to such Servicing Party or the Servicer. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered on behalf of such Servicing Party.

          3.3. ENFORCEABILITY. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of such Servicing Party enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          3.4. NO LEGAL BAR. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of such Servicing Party (other than any violation which would not be reasonably likely to have a Material Adverse Effect with respect to such Servicing Party or the Servicer), and will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.5. NO MATERIAL LITIGATION. (a) Except as disclosed in RS's Form 10-Q for the quarter ended September 28, 1996, there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator, court or Governmental Authority now pending or, to the knowledge of such Servicing Party, threatened against or affecting it or any of its properties, revenues or rights which (i) involve this Agreement, any of the other Transaction Documents to which such Servicing Party is a party or any of the transactions contemplated hereby or thereby or (ii) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect with respect to such Servicing Party or the Servicer.

          (b) Such Servicing Party is not in default under or with respect to any Requirement of Law where such default would be reasonably likely to have a Material Adverse Effect with respect to such Servicing Party or the Servicer. The transactions hereunder and the use of the proceeds thereof will not violate any Requirement of Law.

          3.6. NO DEFAULT. Such Servicing Party is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect with respect to such Servicing Party or the Servicer. No Servicer Default or Potential Servicer Default has occurred and is continuing.

          3.7. SERVICING ABILITY. As of the related Issuance Date, there has not been since the date of this Agreement any material adverse change in the ability of such Servicing Party to perform its obligations as Servicer under any Transaction Document.

          3.8. LOCATION OF RECORDS. The offices at which such Servicing Party keeps its records concerning the Receivables serviced by it either (i) are located at the addresses set forth on Schedule II to the Receivables Sale Agreement or (ii) have been notified to the Company and the Trustee in accordance with the provisions of Section 4.9. The chief executive office of such Servicing Party is located at one of such locations and is the place where such Servicing Party is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York.


                                   ARTICLE IV

                 COVENANTS OF THE SERVICER AND THE SUB-SERVICERS

          4.1. DELIVERY OF DAILY REPORTS. Unless otherwise specified in the Supplement with respect to any Series, for each Business Day (a "REPORTED DAY") and with respect to each Outstanding Series, the Servicer shall submit to the Trustee and the relevant Agent, if any, no later than 1:00 p.m., New York City time, on the second Business Day following each Reported Day, a written report substantially in the form attached to the related Supplement of each such Series (the "DAILY REPORT") setting forth for the Reported Day total Collections, Receivables and Eligible Receivables created, and such other information as the Trustee or such Agent may reasonably request. The Daily Report may be delivered in an electronic format mutually agreed upon by the Servicer and the Trustee, or pending such agreement, by facsimile. By delivery of a Daily Report, the Servicer shall be deemed to have made a representation and warranty that all information set forth therein is true and correct.

          4.2. DELIVERY OF MONTHLY SETTLEMENT STATEMENT. Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Servicer hereby covenants and agrees that it shall deliver to the Trustee, each Agent and each Rating Agency by 11:00 a.m., New York City time, on each Settlement Report Date, a certificate of a Responsible Officer of the Servicer substantially in the form attached to the related Supplement of each such Series (a "MONTHLY SETTLEMENT STATEMENT") setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, (a) the information described in the form of such Monthly Settlement Statement, with such changes as may be agreed to by the Servicer and the Trustee, subject to satisfaction of the Rating Agency Condition (unless a Responsible Officer of the Servicer certifies that such changes could not reasonably be expected to have a materially adverse effect on the interests of the Trust or the Investor Certificateholders for the applicable Series under the Transaction Documents) and (b) such other information as the Trustee may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Servicer that, to the best of such Responsible Officer's knowledge, the information contained therein is true and correct and the Servicer has performed in all material respects all of its obligations under each Transaction Document throughout such preceding Settlement Period (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof). A copy of each Monthly Settlement Statement may be obtained by any Investor Certificateholder upon a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.3. DELIVERY OF QUARTERLY SERVICER'S CERTIFICATE. The Servicer agrees that it shall deliver to the Trustee, each Agent and each Rating Agency, a certificate of a Responsible Officer of the Servicer, substantially in the form of Exhibit A hereto, stating that:

               (a) a review of the activities of each of the Company and the Servicer during the preceding calendar quarter (or in the case of the first such certificate issued after the Initial Closing Date, during the period from the Initial Closing Date) and of its performance under each Transaction Document was made under the supervision of such Responsible Officer; and

               (b) to the best of such Responsible Officer's knowledge, based on such review, (i) each of the Company and the Servicer has performed in all material respects its obligations under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof) and (ii) each Daily Report and Monthly Settlement Statement delivered during such period was accurate and correct in all material respects, except as specified in such certificate.

Such certificate shall be delivered by the Servicer within 45 days after the end of each calendar quarter commencing with the quarter ending on or about December 31, 1996. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.4. DELIVERY OF INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORTS. The Servicer shall cause Independent Public Accountants to furnish to the Company, the Trustee and each Rating Agency within 75 days following the last day of each fiscal year of the Servicer (commencing with the fiscal year ending on or about June 30, 1997) a letter to the effect that such firm has performed certain agreed upon procedures (as set forth in Exhibit B hereto) relating to the Servicer and each Sub-Servicer with respect to the Receivables and each such Person's performance hereunder during the preceding fiscal year and describing such firm's findings with respect to such procedures. A copy of such report may be obtained by any Investor Certificateholder upon a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.5. NO GUARANTEE OR ASSUMPTION OF COMPANY'S LIABILITIES. Each Servicing Party hereby covenants and agrees that it will not guarantee or assume the obligations or liabilities of the Company under the Pooling and Servicing Agreements, or any other obligations or liabilities of the Company, in an aggregate amount exceeding $25,000 at any one time outstanding.

          4.6. EXTENSION, AMENDMENT AND ADJUSTMENT OF RECEIVABLES; AMENDMENT OF AND COMPLIANCE WITH POLICIES. (a) Each Servicing Party hereby covenants and agrees with the Trustee that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Receivable, or otherwise take any action which is intended to cause or permit an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of the Policies, (ii) as required by any Requirement of Law or (iii) in the case of any Dilution Adjustments (whether or not permitted by any other clause of this sentence), upon the payment by or on behalf of the applicable Seller of a Seller Adjustment Payment pursuant to
Section 2.05 of the Receivables Sale Agreement. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables used to calculate the Aggregate Receivables Amount. If, as a result of such a reduction, the Aggregate Receivables Amount is less than the Aggregate Target Receivables Amount, the Company (in addition to the obligation of the applicable Seller under the Receivables Sale Agreement in respect of such Dilution Adjustment) shall be required to pay into the Series Principal Collection Sub-subaccount with respect to each Outstanding Series in immediately available funds within one Business Day of such determination such Series' PRO RATA share of the amount (the "CASH DILUTION PAYMENT") by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

          (b) No Servicing Party shall make or permit to be made any change or modification to the Policies in any material respect, except (i) if such changes or modifications are necessary under any Requirement of Law, (ii) if such changes or modifications would not reasonably be expected to have a Material Adverse Effect with respect to the Servicer or (iii) if the Rating Agency Condition is satisfied with respect thereto. The Servicer shall provide notice to the Company, the Trustee and each Rating Agency of any modification of the Policies.

          (c) Each Servicing Party shall perform its obligations in accordance with and comply in all material respects with the Policies.

          4.7. PROTECTION OF INVESTOR CERTIFICATEHOLDERS' RIGHTS. Each Servicing Party hereby agrees with the Trustee that it shall take no action, nor intentionally omit to take any action, which could reasonably be expected to materially adversely impair the rights, remedies or interests of the Investor Certificateholders under the Transaction Documents in respect of the Receivables, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies or Section 4.6 above.

          4.8. SECURITY INTEREST. Each Servicing Party hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Company or the Trust, whether now existing or hereafter created, or any interest therein, and such Servicing Party shall defend the right, title and interest of the Company and the Trust in, to and under any Receivable sold and assigned to the Company or the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under such Servicing Party or the Company;

PROVIDED, HOWEVER, that nothing in this Section 4.8 shall prevent or be deemed to prohibit any Servicing Party from suffering to exist upon any of the Receivables any Permitted Liens described in clauses (i) and (v) of the definition thereof or any security interests granted prior to the date hereof pursuant to the Original Rykoff RSA or the USFAR RSA.

          4.9. LOCATION OF RECORDS. Each Servicing Party hereby covenants and agrees that it (a) shall not move its chief executive office or any of the offices where it keeps its records with respect to the Receivables outside of the location specified in respect thereof on Schedule II to the Receivables Sale Agreement, in any such case, without giving 30 days' prior written notice to the Company, the Trustee and the Rating Agencies and (b) shall promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or reasonably requested by the Trustee as being advisable under the UCC) in order to continue the valid and enforceable interest of the Trust in all Receivables now owned or hereafter created.

          4.10. VISITATION RIGHTS. (a) Each Servicing Party shall, at any reasonable time during normal business hours on any Business Day and from time to time, upon reasonable prior notice, according to such Servicing Party's normal security and confidentiality requirements, permit (i) the Company, the Trustee, any Agent or any of their respective agents or representatives (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of such Servicing Party relating to the Receivables and (B) following the termination of the appointment of such Servicing Party, to be present at the offices and properties of such Servicing Party to administer and control the Collection of the Receivables and (ii) the Company, the Trustee, any Agent or any of their respective agents or representatives to visit the properties of such Servicing Party to discuss the affairs, finances and accounts of such Servicing Party relating to the Receivables or such Servicing Party's performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers or directors and with its independent certified public accountants; PROVIDED that the Company, the Trustee or such Agent, as the case may be, shall notify such Servicing Party prior to any contact with such accountants and shall give such Servicing Party the opportunity to participate in such discussions.

          (b) Each Servicing Party shall provide the Trustee with such other information as the Trustee may reasonably request in connection with the fulfillment of the Trustee's obligations under any Pooling and Servicing Agreement.

          4.11. LOCKBOX AGREEMENT; LOCKBOX ACCOUNTS. The Servicer shall (a) maintain, and keep in full force and effect, each Lockbox Agreement, except to the extent otherwise permitted under the terms of the Transaction Documents, and
(b) ensure that each related Lockbox Account shall be free and clear of, and defend each such Lockbox Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process.

          4.12. DELIVERY OF FINANCIAL STATEMENTS. The Servicer shall furnish to the Trustee and the Rating Agencies:

          (a) as soon as available, but in any event not later than 95 days after the end of each fiscal year of RS, and so long as US Foodservice is the Servicer, a copy of the audited consolidated balance sheets of RS as at the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows of RS for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (except, in the case of the audited financial statements for the 1997 fiscal year, such financial statements will include a footnote describing revenues and operating income for the preceding fiscal year (which shall reflect any significant acquisitions occurring during such year)), and accompanied by the opinion of Arthur Andersen & Co. LLP or another nationally-recognized independent public accounting firm, which report shall state that such consolidated financial statements present fairly the financial position and results of operations and changes in cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of RS's or any of its Subsidiaries' records; and

          (b) as soon as practicable, but in any event not later than 50 days after the end of each fiscal quarter, a copy of the unaudited consolidated balance sheets of RS and the Sellers as at the end of such quarter and the related consolidated statements of operations, shareholders' equity and cash flows of RS and the Sellers for such fiscal quarter, and for the elapsed portion of the fiscal year then ended, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and the results of operations of RS and the Sellers, setting forth in each case in comparative form the figures as of and for the corresponding dates and periods in the previous fiscal year (accompanied in the case of the fiscal 1997 quarterly financial statements by a footnote describing revenues and operating income for the prior periods (which shall reflect any significant acquisitions occurring during such prior periods)).

     All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          4.13. NOTICES. The Servicer shall furnish to the Company, the Trustee and each Rating Agency, promptly upon a Responsible Officer of the Servicer obtaining knowledge of the occurrence of any Purchase Termination Event, Potential Purchase Termination Event (each as defined in the Receivables Sale Agreement), Early Amortization Event, Potential Early Amortization Event, Servicer Default or Potential Servicer Default, written notice thereof.

                                    ARTICLE V

          OTHER MATTERS RELATING TO THE SERVICER AND THE SUB-SERVICERS

          5.1. MERGER, CONSOLIDATION, ETC. No Servicing Party shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person (other than the Servicer or another Servicing Party), unless:

          (a) the corporation formed by such consolidation or into which such Servicing Party is merged or the Person which acquires by conveyance or transfer the properties and assets of such Servicing Party substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and, if such Servicing Party is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto (except as may be required in the context of an acquisition by conveyance or transfer of the properties and assets of such Servicing Party substantially as an entirety to such other Person), the performance of every covenant and obligation of such Servicing Party hereunder; and

          (b) such Servicing Party has delivered to the Trustee an officer's certificate executed by a Vice President or more senior officer and an Opinion of Counsel addressed to the Trust and the Trustee, each stating (i) that such consolidation, merger, conveyance or transfer complies with this
     Section 5.1 and (ii) that all conditions precedent herein provided for relating to such transaction have been complied with; PROVIDED that such Opinion of Counsel, in the case of clause (ii) above, may, to the extent that such opinion concerns questions of fact, rely on such officer's certificate with respect to such questions of fact.

          5.2. INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. (a) The Servicer hereby agrees to indemnify and hold harmless the Trust and the Trustee, for the benefit of the Investor Certificateholders and the Trustee and its directors, officers, agents and employees (each of the foregoing, an "INDEMNIFIED PERSON"), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Servicer pursuant to the Pooling and Servicing Agreements, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; PROVIDED that the Servicer shall not so indemnify any Indemnified Person for any loss, liability, damage, injury, cost or expense of such Indemnified Person (i) arising solely from a default by an Obligor with respect to any Receivable (other than arising out of (A) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (as defined in the Receivables Sale Agreement) arising from the actions of the Servicer (including, without limitation, a defense based on such Purchased Receivable's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or (B) a failure by the Servicer to perform its duties or obligations under this Agreement), or (ii) to the extent that such liability, cost or expense arises from the gross negligence (or, in the case of the Trustee, negligence), bad faith or wilful misconduct of such Indemnified Person or any other Indemnified Person (or any of their respective directors, officers, agents or employees). The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement and the resignation of the Servicer.

          (b) In addition to and without giving effect to any limitations set forth in subsection (a) above, the Servicer agrees to pay, indemnify and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of any Servicing Party's breach of any covenant contained in subsections 2.2(f), 2.2(g), 4.6, 4.7 or 4.8 with respect to any Receivable which materially and adversely affects the interest of the Trust or the Investor Certificateholders pursuant to the Transaction Documents in any Receivable or the collectibility of any Receivable (an "INDEMNIFICATION EVENT").


          (c) The Servicer shall indemnify the relevant Indemnified Person for such affected Receivable pursuant to subsection 5.2(b) by depositing into the Collection Account in immediately available funds no later than the next Settlement Report Date occurring at least 30 days after receipt by the Servicer of written notice of an Indemnification Event given by the applicable Seller, the Company or the Trustee or upon a Responsible Officer of the Servicer obtaining knowledge of an Indemnification Event, an amount equal to the outstanding Principal Amount of such Receivable (the "SERVICER INDEMNIFICATION AMOUNT"). Upon each such indemnification by the Servicer, the Trust shall automatically and without further action be deemed to transfer, assign, and set over, and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof; and such Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any Receivable pursuant to this subsection. The obligation of the Servicer to indemnify the Trust for any such Receivables shall constitute the sole remedy respecting any breach of the covenants set forth in subsection 2.2(f), 2.2(g), 4.6, 4.7 or 4.8 with respect to such Receivables available to Investor Certificateholders.

          5.3. SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that
(i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Servicer is terminated as Servicer pursuant to
Section 6.1. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a)(i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a Successor Servicer or the Trustee shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2. The Trustee, the Company and each Rating Agency shall be notified of such resignation in writing.

          5.4. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer and the other Servicing Parties will hold in trust for the Trustee at their respective offices such computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof).


                                   ARTICLE VI

                                SERVICER DEFAULTS

          6.1. SERVICER DEFAULTS. If, with respect to any Servicing Party, any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

          (a) failure by the Servicer to deliver, within two Business Days of the earlier date set forth below in clause (i) or (ii), any Daily Report or, within three Business Days of the earlier date set forth below in clause (i) or (ii), any Monthly Settlement Statement, in each case conforming in all material respects to the requirements of Section 4.1 or 4.2, as the case may be, after the earlier to occur of, in each case, (i) the date upon which a Responsible Officer of the Servicer obtains knowledge of the Servicer's failure to deliver such a conforming Daily Report or Monthly Settlement Statement when due under Section 4.1 or 4.2 and (ii) the date on which written notice of the Servicer's failure to deliver such a conforming Daily Report or Monthly Settlement Statement when due under
     Section 4.1 or 4.2, requiring the same to be remedied, shall have been given to the Servicer by the Company or the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

          (b) failure by such Servicing Party to pay any amount required to be paid by it under the Agreement or to give any direction with respect to the allocation or transfer of funds under any Pooling and Servicing Agreement, in each case on or before the date occurring five Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of such Servicing Party obtains knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicing Party by the Company or the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

          (c) failure on the part of such Servicing Party duly to observe or perform in any material respect any other covenants or agreements of such Servicing Party set forth in any Pooling and Servicing Agreement, which failure has a material adverse effect on the holders of any Outstanding Series or on the collectibility of the Receivables as a whole and which material adverse effect continues unremedied for 30 days after the earlier to occur of (i) the date upon which a Responsible Officer of such Servicing Party obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company and the Servicer by the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent; PROVIDED that no Servicer Default shall be deemed to occur under this subsection (c) if any Servicing Party shall have complied with the provisions of subsections 5.2(b) and (c) with respect thereto;

          (d) any representation, warranty or certification made by such Servicing Party in any Pooling and Servicing Agreement or in any certificate delivered pursuant thereto shall prove to have been incorrect when made or deemed made, which incorrectness has a material adverse effect on the holders of any Outstanding Series or on the collectibility of the Receivables as a whole and which material adverse effect continues unremedied for 30 days after the earlier to occur of (i) the date upon which a Responsible Officer of such Servicing Party obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company and the Servicer by the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent; PROVIDED that no Servicer Default shall be deemed to occur under this subsection (d) if any Servicing Party shall have complied with the provisions of subsections 5.2(b) and (c) with respect thereto;

          (e) (i) such Servicing Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Servicing Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Servicing Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against such Servicing Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) such Servicing Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) such Servicing Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) there shall have occurred and be continuing a Purchase Termination Event under the Receivables Sale Agreement;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied (or waived in accordance with the terms of the Transaction Documents), the Trustee may, and at the written direction of the holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount voting as a single class, the Trustee shall, by notice then given in writing to such Servicing Party, each Agent and each Rating Agency (a "TERMINATION NOTICE"), terminate all or any part of the rights and obligations of such Servicing Party as Servicer or as a Sub-Servicer, as the case may be, under the Pooling and Servicing Agreements. Notwithstanding anything to the contrary in this Section 6.1, a delay in or failure of performance referred to under clause (b) above for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to under clauses
(a), (c) or (d) above for a period of 30 Business Days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by such Servicing Party and such delay or failure was caused by a Force Majeure Delay. After receipt by a Servicing Party of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to
Section 6.2, all authority and power of such Servicing Party under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in a Successor Servicer (a "SERVICE TRANSFER"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of a Servicing Party to cooperate) to execute and deliver, on behalf of such Servicing Party, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicing Party to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Each Servicing Party agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of a Servicing Party to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of a Servicing Party to service the Receivables provided for under the Pooling and Servicing Agreements, including, without limitation, all authority over all Collections which shall on the date of transfer be held by a Servicing Party for deposit, or which have been deposited by a Servicing Party, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. Upon a Service Transfer, the relevant Servicing Party shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses, rights, copies of all relevant computer programs and any necessary licenses for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or will evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary or desirable to enable a Successor Servicer to effect the immediate Collection of such Receivables, with or without the participation of the applicable Seller and Servicing Party or the Servicer and (y) deliver or license the use of all of the foregoing documents, instruments and other records to the Successor Servicer at a place designated thereby. In recognition of such Servicing Party's need to have access to any such documents, instruments and other records which may be transferred to such Successor Servicer hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable which are not sold and assigned to the Trust or otherwise, such Successor Servicer shall provide to such Servicing Party reasonable access to such documents, instruments and other records transferred by such Servicing Party to it in connection with any activity arising in the ordinary course of such Servicing Party's business; PROVIDED that such Servicing Party shall not disrupt or otherwise interfere with the Successor Servicer's use of and access to such documents, instruments and other records. To the extent that compliance with this Section 6.1 shall require a Servicing Party to disclose to the Successor Servicer information of any kind which such Servicing Party reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicing Party shall deem necessary to protect its interest. All costs and expenses incurred by the defaulting Servicing Party, the Successor Servicer and the Trustee in connection with any Service Transfer shall be for the account of such defaulting Servicing Party.

          6.2. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after (i) the receipt by a Servicing Party of a Termination Notice pursuant to Section 6.1 or (ii) the date on which such Servicing Party notifies the Trustee, the Company, each Agent and each Rating Agency in writing of its resignation pursuant to Section 5.3 (the "RESIGNATION NOTICE"), such Servicing Party shall continue to perform all servicing functions under the Pooling and Servicing Agreements until the earlier of (x) the date on which a Successor Servicer is appointed and (y) 60 days after the delivery of such Termination Notice or Resignation Notice, as the case may be. The Trustee shall, as promptly as reasonably possible after the giving of or receipt of a Termination Notice or Resignation Notice, as the case may be, appoint an Eligible Successor Servicer as successor servicer (the "SUCCESSOR SERVICER"); PROVIDED that in the event that any Sub-Servicer shall cease to be a Servicing Party for any reason, the Servicer shall be the Successor Servicer with respect to such terminated Sub-Servicer for so long as the Servicer shall continue to serve in its capacity as Servicer under the Pooling and Servicing Agreements. The Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.

          (b) In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time that the relevant Servicing Party ceases to act as such, the Trustee without further action shall be appointed Successor Servicer, PROVIDED that the Trustee shall only be responsible for the duties and liabilities of such Successor Servicer which are consistent with an orderly collection and liquidation of the Receivables and other Trust Assets in the manner contemplated for such liquidations in Section 7.2 of the Pooling Agreement and the application of such funds in accordance with the Pooling and Servicing Agreements. Consistent with the foregoing, in the event that the Trustee becomes Successor Servicer, the Successor Servicer shall take such collection actions as are commercially reasonable under the circumstances, including, without limitation, electing not to pursue legal collection efforts with respect to Receivables that it reasonably determines to be uncollectible. The Trustee, as Successor Servicer, shall have no liability to the Investor Certificateholders, the Company or the predecessor Servicer in electing such actions. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with subsection 2.2(c). Notwithstanding the above, the Trustee shall, if the Trustee is legally unable so to act, petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Successor Servicer as the Successor Servicer hereunder. The Servicer shall immediately give notice to each Rating Agency of the receipt of any Termination Notice and the appointment of a Successor Servicer.

          (c) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicing Party to which it is successor with respect to servicing functions under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Servicer and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicing Party by the terms and provisions hereof, and all references in any Pooling and Servicing Agreement to the Servicer or the Sub-Servicer, as the case may be, shall be deemed to refer to the Successor Servicer. The Successor Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and the charging off of any Receivables as uncollectible, with reasonable care, using that degree of skill and attention that is the customary and usual standard of practice of prudent receivables servicers with respect to all comparable receivables serviced for itself or others. The Successor Servicer shall not be liable for, and the Servicer shall indemnify the Successor Servicer against costs incurred by the Successor Servicer as a result of, any acts or omissions of any Servicing Party or any events or occurrences occurring prior to the Successor Servicer's acceptance of its appointment as Successor Servicer.

          (d) The Company and the Trustee will review any bids obtained from Eligible Successor Servicers and the Company and the Trustee, or the Company (with the consent of the Trustee), may appoint any Eligible Successor Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee.

          (e) All authority and power granted to the Successor Servicer under any Pooling and Servicing Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and, without limitation, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights from and after the Trust Termination Date. The Successor Servicer agrees to cooperate with the Company in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company shall reasonably request. To the extent that compliance with this Section 6.2 shall require the Successor Servicer to disclose to the Company information of any kind which the Successor Servicer deems to be confidential, the Company shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall reasonably deem necessary to protect its interests.

          6.3. WAIVER OF PAST DEFAULTS. Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount may waive any continuing default by any Servicing Party or the Company in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in respect of any Series of Certificates, which shall require a waiver by the holders of all of the affected Investor Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the

Pooling and Servicing Agreements. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Either the Company or the Servicer shall provide notice to each Rating Agency of any such waiver.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          7.1. AMENDMENT. (a) This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of
Section 10.1 of the Pooling Agreement.

          7.2. TERMINATION. The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

          7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF EACH OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          7.4. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as set forth in Section 10.5 of the Pooling Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

          7.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          7.6. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Investor Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article VII, no other person will have any right or obligation hereunder.

          7.7. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          7.8. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          7.9. NO SET-OFF. Except as expressly provided in this Agreement or any other Transaction Document, each Servicing Party agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Company, the Trust, the Trustee or any Investor Certificateholder.

          7.10. NO BANKRUPTCY PETITION. Each Servicing Party hereby covenants and agrees that, prior to the date which is one year and one day after the Trust Termination Date, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          7.11. CONSEQUENTIAL DAMAGES. In no event shall The Chase Manhattan Bank, in its capacity as Successor Servicer (if applicable), be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

          IN WITNESS WHEREOF, the Company, the Servicer, the Sub-Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   RS FUNDING INC., as Company


                                   By:    /s/
                                      _________________________
                                      Name:
                                      Title:


                                   US FOODSERVICE INC., as Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   RYKOFF-SEXTON, INC., as a Sub-Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   JOHN SEXTON & CO., as a Sub-Servicer


                                   By:    /s/
                                       ___________________________
                                      Name:
                                      Title:


                                   BIGGERS BROTHERS, INC., as a Sub-Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   WHITE SWAN, INC., as a Sub-Servicer

                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   F.H. BEVEVINO & COMPANY, INC., as a Sub-
                                   Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   ROANOKE RESTAURANT SERVICE, INC., as a Sub-
                                   Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   KING'S FOODSERVICE, INC., as a Sub-Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   US FOODSERVICE OF FLORIDA, INC., as a Sub-
                                   Servicer


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title:


                                   US FOODSERVICE OF ATLANTA, INC., as a Sub-
                                   Servicer


                                   By:    /s/
                                      ___________________________

                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, not
                                   in its individual capacity but solely as Trustee


                                   By:    /s/
                                      ___________________________
                                      Name:
                                      Title: